Exhibit 99.1

With Achievement of $2.5 Billion Gross Debt Target Anticipated in Q1 2022, Tronox Announces Updated Capital Allocation Policy

Board authorizes repurchase of up to $300 million in ordinary shares
Board intends to increase the annualized dividend to $0.50 per share beginning in the first quarter of 2022

STAMFORD, Conn., November 9, 2021/PRNewswire/ – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today announced that the Company has updated its capital allocation policy following the anticipated achievement of its previously announced $2.5 billion gross debt target in the first quarter of 2022. Tronox’s Board of Directors (the “Board”) has authorized the repurchase of up to $300 million of the Company’s ordinary shares through February 2024. The Board also announced its intention to increase the annual dividend to $0.50 per share beginning with the first quarterly dividend in 2022. As part of its capital allocation policy, Tronox expects to continue to invest in the business through cost reduction, as well as growth- and vertical integration-related capital expenditures including projects such as newTRON and Atlas Campaspe.  Tronox intends to allocate remaining free cash flow after capital expenditures, share repurchases and dividend payments towards continued reductions in its debt. The updates announced today are consistent with the Company’s long-term capital allocation priorities.

“Given the strength of our balance sheet, anticipated future free cash flow generation, and confidence in our long-term strategy, we believe we are well positioned to deliver significant value to our shareholders, including through a prudently executed share repurchase program,” commented Co-Chief Executive Officer Jean-François Turgeon. “Following the expected repayment of an additional $200 million in debt before the end of the first quarter of 2022, Tronox will have paid down approximately $800 million in debt to achieve our previously announced $2.5 billion gross debt objective ahead of our 2023 target. The share repurchase authorization reflects the Board and management’s confidence in the future growth prospects of the Company,” added Co-Chief Executive Officer John D. Romano.

Mr. Romano concluded, “The Board’s decision to authorize this share repurchase program demonstrates the Company’s continued commitment to executing our strategy to become an advantaged global TiO2 leader and expectations of the value this will unlock. Our transformation over the last several years and continued investment in feedstock resources to enhance and sustain our vertically integrated business model enables our commitment to drive significant value creation for, and return capital to, our shareholders.”

The pace of repurchase activity over the program’s term will depend on a number of factors including the Company’s levels of cash generated from operations, repayments of debt, then-current share prices and other factors. Under the repurchase program, the Company is authorized to repurchase ordinary shares through open market purchases or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program does not obligate the Company to acquire any particular amount of its ordinary shares and the program may be modified, suspended or discontinued at any time at the Company’s discretion.

About Tronox
Tronox Holdings plc is one of the world’s leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With approximately 6,500 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Cautionary Statement about Forward-Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies, anticipated completion of extensions and upgrades to our mining and manufacturing operations, anticipated trends in our business, anticipated costs and benefits of project newTRON and Atlas Campaspe and the Company’s anticipated capital allocation strategy. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions related to the COVID-19 pandemic, including supply chain disruptions, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as the need to obtain Board approval for the declaration of future dividends and the authorization of additional share repurchases, global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission.

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Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact: Melissa Zona +1.636.751.4057

Investor Contact: Jennifer Guenther +1.646.960.6598

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